                                        Exhibit 4(c)

FIFTEENTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTEENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated February 7, 2007 (the “Effective Date”), is entered into by and among SERVICE TRANSPORT COMPANY, a Texas corporation (“Service Transport Company”), ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware corporation (“Exploration”), BUCKLEY MINING CORPORATION, a Kentucky corporation (“Buckley Mining”), CJC LEASING, INC., a Kentucky corporation (“CJC”), CLASSIC COAL CORPORATION, a Delaware corporation (“Classic Coal”), ADA MINING CORPORATION, a Texas corporation (“Ada Mining”), ADA RESOURCES, INC., a Texas corporation (“Ada Resources”), and BAYOU CITY PIPELINES, INC., a Texas corporation formerly known as Bayou City Barge Lines, Inc. (“Bayou City”), each with offices and place of business at 5 Post Oak Place, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027 (Service Transport Company, Exploration, Buckley Mining, CJC, Classic Coal, Ada Mining, Ada Resources and Bayou City are hereinafter individually called a “Borrower” and collectively called the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (“Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Loan Agreement (defined below).

RECITALS

A. Borrowers and Lender entered into that certain Loan Agreement dated as of October 27, 1993 (as amended by that certain First Amendment to Loan Agreement dated October 27, 1994, that certain Second Amendment to Loan Agreement dated December 29, 1995, that certain Third Amendment to Loan Agreement dated January 27, 1997, that certain Fourth Amendment to Loan Agreement dated September 30, 1997, that certain Fifth Amendment to Loan Agreement dated February 2, 1999, that certain Sixth Amendment to Loan Agreement dated October 29, 1999, that certain Seventh Amendment to Loan Agreement dated March 22, 2000, that certain Eighth Amendment to Loan Agreement dated October 27, 2000, that certain Ninth Amendment to Loan Agreement dated March 21, 2002, that certain Tenth Amendment to Loan Agreement dated March 27, 2003, that certain Eleventh Amendment to Loan Agreement dated March 16, 2004, that certain Twelfth Amendment to Loan Agreement dated December 21, 2004, that certain Thirteenth Amendment to Loan Agreement dated March 30, 2005, that certain Fourteenth Amendment to Loan Agreement dated December __, 2005, and as amended, restated or supplemented from time to time, the “Loan Agreement”).

B. Borrowers and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Amendments to Loan Agreement.

The first sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

“The Lender, during the period from December 21, 2004 through October 30, 2008, subject to the terms and conditions of this Agreement, agrees (i) to make loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche A Borrowing Base and (ii) to make additional loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche B Borrowing Base.”

The fourth and fifth sentences of Section 1.3(b) of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

“Commencing October 31, 2008, a principal payment shall be made on each Note on the last day of each October, January, April and July in an amount equal to one-eighth (1/8th) of the principal amount outstanding under such Note at the close of Lender’s business on October 31, 2008. All unpaid principal and accrued and unpaid interest on the Notes shall be due and payable on or before October 31, 2010.”

Conditions. This Amendment shall be effective as of the Effective Date, once each of the following have been delivered to Lender:

this Amendment executed by Borrowers and Lender;
Guarantor’s Consent and Agreement; and
such other documents as Lender may reasonably request.

Representations and Warranties. Each Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of such Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in the Loan Agreement and in each other document executed by it as security for Indebtedness (including, without limitation, the Security Instruments) are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in the Loan Agreement and in each other document executed by it as security for Indebtedness (including, without limitation, the Security Instruments), and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

Scope of Amendment; Reaffirmation; Release. All references to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Agreement and Security Instruments (collectively, the “Loan Documents”) are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement. Each Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Each Borrower hereby releases Lender from any liability for actions or omissions in connection with the Loan Agreement and the other Loan Documents prior to the date of this Amendment.

Miscellaneous.

No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.

Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Loan Agreement, or the other Loan Documents.

Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

Entirety. The Loan Agreement and the other Loan Documents (as amended hereby) Represent the Final Agreement Among Borrowers and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the next page.]

This Amendment is executed as of the date set out in the preamble hereto, but is effective for all purposes as of the Effective Date.

BORROWERS:
SERVICE TRANSPORT COMPANY By: /s/ R. B. Abshire R. B. Abshire Treasurer	CLASSIC COAL CORPORATION By: /s/ R. B. Abshire R. B. Abshire President and Treasurer
ADAMS RESOURCES EXPLORATION CORPORATION By: /s/ R. B. Abshire R. B. Abshire Treasurer	ADA MINING CORPORATION By: /s/ R. B. Abshire R. B. Abshire President and Treasurer
BUCKLEY MINING CORPORATION By: /s/ R. B. Abshire R. B. Abshire Treasurer	ADA RESOURCES INC. By: /s/ R. B. Abshire R. B. Abshire Treasurer
CJC LEASING, INC. By: : /s/ R. B. Abshire R. B. Abshire Treasurer	BAYOU CITY PIPELINES, INC. By: /s/ R. B. Abshire R. B. Abshire Treasurer

LENDER:

BANK OF AMERICA, N.A., a national banking association

By: /s/Charles W. Patterson
Charles W. Patterson
Senior Vice President

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Amendment, the undersigned hereby consents to this Amendment and agrees that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty and any Security Instruments to which it is a party executed by the undersigned in connection with the Loan Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Indebtedness, all of which are in full force and effect. The undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantor hereby releases Lender from any liability for actions or omissions in connection with the Loan Agreement and other Loan Documents prior to the date of this Amendment. This Consent and Agreement shall be binding upon the undersigned, and its permitted assigns, and shall inure to the benefit of Lender, and its successors and assigns.

GUARANTOR:

ADAMS RESOURCES & ENERGY, INC.

By: /s/R. B. Abshire
R. B. Abshire
Vice President - Finance